                                                                   Exhibit a(11)



                            CERTIFICATE OF CORRECTION
                                       to
                             ARTICLES SUPPLEMENTARY

                                       of
                        SALOMON BROTHERS SERIES FUNDS INC
                            (a Maryland corporation)


         SALOMON BROTHERS SERIES FUNDS INC. a Maryland corporation (the "Corporation"), having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Articles Supplementary of the Corporation relating to its Class K capital stock (par value $.001 per share) (the "Second Series K Articles Supplementary") were filed with the State Department of Assessments and Taxation of Maryland (the "Department") on September 1, 1999, and the Second Series K Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland. The Class K Articles Supplementary were originally filed with the Department on December 24, 1997 and the filing of the Second Class K Articles Supplementary with the Department on September 1, 1999 was in error. The Corporation had intended to file articles supplementary classifying Class L and Class M capital stock (par value $.001 per share), each with four subclasses.

         SECOND: The Second Class K Articles Supplementary as previously filed on September 1, 1999 and to be corrected hereby currently read as follows:

                  Salomon Brothers Series Funds Inc. a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation's Board of Directors has authorized the creation of one additional portfolio of the Corporation, and pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has duly reclassified 1,000,000,000 shares of authorized and unissued shares of undesignated Common Stock of the Corporation into Class K capital stock and has provided for the issuance of such class.

                  Any class of capital stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes."

                  SECOND: The shares of Class K capital stock, as so divided and reclassified by the Corporation's Board of Directors, shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions,







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          limitations as to dividends, qualifications and terms and
          conditions of rights to require redemption set forth in the Corporation's Articles of Incorporation, except as otherwise set forth in these Articles Supplementary. These Articles Supplementary do not increase the authorized capital stock of the Corporation.

                  THIRD: Notwithstanding any provision to the contrary in the Articles of Incorporation, including, without limitation. Article V.
         Section 5(b)(iv) thereof, with respect to determining dividends payable to shareholders of Class K capital stock, the Board of Directors may determine not to permit certain dividends to accrue on shares until the proceeds from the sale thereof are included in assets belonging to the Corporation's Class K capital stock, and/or to permit certain dividends to continue to accrue on shares redeemed through the day before redemption proceeds are removed from the assets belonging to the Corporation's Class K capital stock.

                  FOURTH:

                  (a) The Board of Directors designates the shares of unissued capital stock in Class K so that Class K shall have four sub-classes. Until further changed, the "A" sub-class of Class K shall consist of 250,000,000 shares, the "B" sub-class shall consist of 250,000,000 shares, the "C" sub-class shall consist of 250,000,000 shares, and the "O" sub-class shall consist of 250,000,000 shares.

                  (b) Any sub-class of any Class of capital stock shall be referred to herein individually as a "Sub-Class" and collectively, together with any further sub-classes from time to time established, as "Sub-Classes."

                  (c) All Sub-Classes of a particular Class of capital sock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of capital stock of that Class, provided however, that notwithstanding anything in the charter of the Corporation to the contrary:

                           (1) The shares of the A Sub-Class of a Class, B Sub-Class of a Class and C Sub-Class of a Class shall be subject to such front-end sales charges and/or contingent deferred sales charges as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended (the "Investment Company Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").






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                           (2)      The shares of the O Sub-Class of a Class
                                    shall not be subject to front-end sales
                                    charges or contingent deferred sales
                                    charges.

                           (3) Expenses related solely to a particular Sub-Class of a Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Sub-Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Sub-Class.

                           (4) Except as may be otherwise required by law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the "SEC") or under Maryland law or otherwise, the holders of stock of any Class or Sub-Class created by these Articles Supplementary shall have respectively (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects such Class or Sub-Class (provided that if it affects one or more of such Classes or Sub-Classes, but less than all of such Classes or Sub-Classes, the affected Sub-Classes shall together have the exclusive vote), including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to such Class or Sub-Class and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to such Class or Sub-Class or with regard to any other matter submitted to a vote of stockholders that does not affect the holders of such Class or Sub-Class.

                           (5) On the sixth anniversary of the first business day of the month following the month in which shares of the B Sub-Class of a Class were purchased by a stockholder, such shares of the B Sub-Class of such Class (as well as a pro rata portion of any shares of such B Sub-Class of such Class purchased through the reinvestment of dividends and other distributions paid in respect of all shares of such B Sub-Class of such Class held by such stockholder) shall automatically convert to shares of the A Sub-Class of such Class; provided, however, that such conversion shall be subject to the continuing availability of an Internal Revenue Service ruling and an opinion of counsel to the







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                                    effect that the conversion of
                                    the shares of such B Sub-Class of such Class does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of shares of any B Sub-Class of a Class if such ruling and opinion are no longer available.

                           (6) On the tenth anniversary of the first business day of the month following the month in which shares of the C Sub-Class of a Class were purchased by a stockholder, such shares of the C Sub-Class of such Class (as well as a pro rata portion of any shares of such C Sub-Class of such Class purchased through the reinvestment of dividends and other distributions paid in respect of all shares of such C Sub-Class of such Class held by such stockholder) shall automatically convert to shares of the A Sub-Class of such Class; provided, however, that such conversion shall be subject to the continuing availability of an Internal Revenue Service Ruling and an opinion of counsel to the effect that the conversion of the shares of such C Sub-Class of such Class does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of shares of any C Sub-Class of a Class if such ruling and opinion are no longer available.

                           (7) The number of shares of the A Sub-Class capital stock into which the B Sub-Class or C Sub-Class capital stock is converted pursuant to paragraphs (5) and (6) above shall equal the number (including for these purposes fractional shares obtained by dividing the net asset value per share of the B Sub-Class or C Sub-Class capital stock, as the case may be, for purposes of sales and redemptions on the conversion date by the net asset value per share of the A Sub-Class capital stock for purposes of sales and redemptions thereof on the conversion date.

                           (8) The holders of each Class or Sub-Class of capital stock classified or designated by these Articles Supplementary shall have such rights to exchange their shares for stock of any other Class or Sub-Class or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of the NASD, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

                  FIFTH: The shares aforesaid have been duly classified or reclassified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Charter.

         THIRD: The Second Class K Articles supplementary (to become the Class L and Class M Articles Supplementary) as corrected hereby to include the terms of the Class L and Class M capital stock (par value $.001 per share) will hereafter read as follows:

                  Salomon Brothers Series Funds Inc. a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation's Board of Directors has authorized the creation of two additional portfolios of the Corporation, and pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has duly reclassified:

                           (a) 166,666,666 shares of the authorized and unissued shares of Class A capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from each of the A Sub-Class and the B Sub-Class and 41,666,667 shall be from each of the 2 Sub-Class and the O Sub-Class;

                           (b) 166,666,666 shares at the authorized and unissued shares of Class B capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from each of the A Sub-Class and the B Sub-Class and 41,666,667 shall be from each of the 2 Sub-Class and the O Sub-Class;

                           (c) 166,666,666 of the authorized and unissued shares of Class C capital stock of the Corporation, par value $.001 per share;

                           (d) 166,666,666 shares of the authorized and unissued shares of Class E capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from each of the A Sub-Class and the B Sub-Class and 41,666,667 shall be from each of the 2 Sub-Class and the O Sub-Class;

                           (e) 166,666,667 shares of the authorized and unissued shares of Class F capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from the A Sub-Class and 41,666,667 shall be from each of the B Sub-Class, the 2 Sub-Class and the O Sub-Class;

                           (f) 166,666,667 shares of the authorized and unissued shares of Class G capital stock of the Corporation, par value $.001 per share, of which







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          41,666,666 shall be from the A Sub-Class and 41,666,667 shall be from each of the B Sub-Class, the 2 Sub-Class and the O Sub-Class;

                           (g) 166,666,667 shares of the authorized and unissued shares of Class H capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from the A Sub-Class and 41,666,667 shall be from each of the B Sub-Class, the 2 Sub-Class and the O Sub-Class;

                           (h) 166,666,667 shares of the authorized and unissued shares of Class I capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from the A Sub-Class and 41,666,667 shall be from each of the B Sub-Class, the 2 Sub-Class and the O Sub-Class;

                           (i) 166,666,667 shares of the authorized and unissued shares of Class J capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from the A Sub-Class and 41,666,667 shall be from each of the B Sub-Class, the 2 Sub-Class and the O Sub-Class;

                           (j) 166,666,667 shares of the authorized and unissued shares of Class K capital stock of the Corporation, par value $.001 per share, of which 41,666,666 shall be from the A Sub-Class and 41,666,667 shall be from each of the B Sub-Class, the 2 Sub-Class and the O Sub-Class:

         in each case, into 833,333,333 shares of Class L capital stock and 833,333,333 shares of Class M capital stock and has provided for the issuance of each Class.

                  Any class of capital stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes."

                  SECOND: The shares of Class L and Class M capital stock, as so divided and reclassified by the Corporation's Board of Directors, shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of rights to require redemption set forth in the Corporation's Articles of Incorporation except as otherwise set forth in these Articles Supplementary. These Articles Supplementary do not increase the authorized capital stock of the Corporation.

                  THIRD: Notwithstanding any provision to the contrary in the Articles of Incorporation, including, without limitation, Article V,
         Section 5(b)(iv) thereof, with respect to determining dividends payable to shareholders of Class L and Class M capital stock, the Board of Directors may determine not to permit certain dividends to accrue on shares until the proceeds from the sale thereof are included in assets belonging to the Corporation's Class L and Class M capital stock, and/or to permit certain dividends to continue to accrue on shares redeemed through the day before redemption proceeds are removed from the assets belonging to the Corporation's Class L and Class M capital stock.

                  FOURTH:

                           (a) The Board of Directors designates the shares of unissued capital stock in Class L and Class M so that Class L and Class M shall each have four sub-classes. Until further changed, the "A" sub-class of Class L and Class M shall consist of 208,333,334 shares, the "B" sub-class shall consist of 208,333,333 shares, the "2" sub-class shall consist of 208,333,333 shares, and the "O" sub-class shall consist of 208,333,333 shares.

                           (b) Any sub-class of any Class of capital stock shall be referred to herein individually as a "Sub-Class" and collectively, together with any further sub-classes from time to time established, as "Sub-Classes."

                           (c) All sub-Classes of a particular Class of capital stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of capital stock of that Class; provided however, that notwithstanding anything in the charter of the Corporation to the contrary:

                                    (1) The shares of the A Sub-Class of a
                  Class, B Sub-Class of a Class and 2 Sub-Class of a Class shall be subject to such front-end sales charges and/or contingent deferred sales charges as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended (the "Investment Company Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                                    (2) The shares of the O Sub-Class of a Class
                  shall not be subject to front-end sales charges or contingent deferred sales charges.

                                    (3) Expenses related solely to a particular
                  Sub-Class of a Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne that Sub-Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Sub-Class.

                                    (4) Except as may be otherwise required by
                  law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the "SEC") or under Maryland law or otherwise, the holders of stock of any Class or Sub-Class created by these Articles Supplementary shall have respectively (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects such Class or Sub-Class, (provided that if it affects one or more of such Classes or Sub-Classes, but less than all of such Classes or Sub-Classes, the affected Sub-Classes shall together have the exclusive vote), including with limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to such Class or Sub-Class and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to such Class or Sub-Class or with regard to any other matter submitted to a vote of stockholders that does not affect the holders of such Class or Sub-Class.

                                    (5) On the seventh anniversary of the first
                  business day of the month following the month in which shares of the B Sub-Class of a Class were purchased by a stockholder, such shares of the B Sub-Class of such Class (as well as a pro rata portion of any shares of such B Sub-Class of such Class purchased through the reinvestment of dividends and other distributions paid in respect of all shares of such B Sub-Class of such Class held by such stockholder) shall automatically convert to shares of the A Sub-Class of such Class; provided, however, that such conversion shall be subject to the continuing availability of an Internal Revenue Service ruling and an opinion of counsel to the effect that the conversion of the shares of such B Sub-Class of such Class does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of shares of any B Sub-Class of a Class if such ruling and opinion are no longer available.

                                    (6) The number of shares of the A Sub-Class
                  capital stock into which the B Sub-Class capital stock is converted pursuant to paragraph (5) above shall equal the number (including for these purposes fractional shares) obtained by dividing the net asset value per share of the B Sub-Class capital stock, as the case may be, for purposes of sales and redemptions on the conversion date by the net asset value per share of the A Sub-Class capital stock for purposes of sales and redemptions thereof on the conversion date.

                                    (7) The holders of each Class or Sub-Class
                  of capital stock classified or designated by these Articles Supplementary shall have such rights to exchange their shares for stock of any other Class or Sub-Class or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of the NASD, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

                  FIFTH: The shares aforesaid have been duly classified or reclassified by the Corporation's Board of Directors pursuant to authority and power contained in Article V of the Corporation's Charter.

         IN WITNESS WHEREOF, SALOMON BROTHERS SERIES FUNDS INC has caused this Certificate of Correction to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of May 3, 2001.

WITNESS:                              SALOMON BROTHERS SERIES
                                      FUNDS INC.



/s/  Robert Vegliante                     By:   /s/  Heath McLendon
---------------------------------               -------------------------------
Robert Vegliante                                  Heath McLendon
Assistant Secretary                               President


         THE UNDERSIGNED, President of SALOMON BROTHERS SERIES FUNDS INC. with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                            /s/  Heath McLendon
                                            -----------------------------------
                                            Heath McLendon
                                            President

                        SALOMON BROTHERS SERIES FUNDS INC

                             ARTICLES SUPPLEMENTARY

         Salomon Brothers Series Funds Inc, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation's Board of Directors has authorized the creation of two additional portfolios of the Corporation, and pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has duly reclassified shares of its authorized and unissued shares of capital stock of Corporation into shares of Class N capital stock and Class O capital stock each containing four Sub-Classes, and has provided for the issuance of the shares of each Class and Sub-Class as set forth on Schedule A attached hereto.

         SECOND: The shares of Class N and Class O capital stock, as so divided and reclassified by the Corporation's Board of Directors, shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of rights to require redemption set forth in the Corporation's Charter, except as otherwise set forth in these Articles Supplementary. These Articles Supplementary do not increase the authorized capital stock of the Corporation.

         THIRD: Notwithstanding any provision to the contrary in the Charter, including, without limitation, Article V, Section 5(b)(iv) thereof, with respect to determining dividends payable to shareholders of Class N and Class O capital stock, the Board of Directors may determine not to permit certain dividends to accrue on shares until the proceeds from the sale thereof are included in assets belonging to the Corporation's Class N and Class O capital stock, and/or to permit certain dividends to continue to accrue on shares redeemed through the day before redemption proceeds are removed from the assets belonging to the Corporation's Class N and Class O capital stock.

         FOURTH: All Sub-Classes of a particular Class of capital stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of capital stock of that Class; provided however, that notwithstanding anything in the charter of the Corporation to the contrary;


                  (a) The shares of the A Sub-Class of a Class, B Sub-Class of a Class, 2 Sub-Class of a Class and Y Sub-Class of a Class shall be subject to such front-end sales charges and/or contingent deferred sales charges as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended (the "Investment Company Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (b) The shares of the O Sub-Class of a Class shall not be subject to front-end sales charges or contingent deferred sales charges.

                  (c) Expenses related solely to a particular Sub-Class of a Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Sub-Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Sub-Class.

                  (d) Except as may be otherwise required by law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the "SEC") or under Maryland law or otherwise, the holders of stock of any Class or Sub-Class created by these Articles Supplementary shall have respectively (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects such Class or Sub-Class (provided that if it affects one or more of such Classes or Sub-Classes, but less than all of such Classes or Sub-Classes, the affected Sub-Classes shall together have the exclusive vote), including without, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to such Class or Sub-Class and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to such Class or Sub-Class or with regard to any other matter submitted to vote of stockholders that does not affect the holders of such Class or Sub-Class.

                  (e) On the seventh anniversary of the first business day of the month following the month in which shares of the B Sub-Class of a Class were purchased by a stockholder, such shares of the B Sub-Class of such Class (as well as a pro rata portion of any shares of such B Sub-Class of such Class purchased through the reinvestment of dividends and other distributions paid in respect of all shares of such B Sub-Class of such Class held by such stockholder) shall automatically convert to shares of the A Sub-Class of such Class; provided, however, that such conversion shall be subject to the continuing availability of an Internal Revenue Service ruling and an opinion of counsel to the effect that the conversion of the shares of such B Sub-Class of such Class does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of shares of any B Sub-Class of a Class if such ruling and opinion are no longer available.

                  (f) The number of shares of the A Sub-Class capital stock into which the B Sub-Class capital stock is converted pursuant to paragraph
         (5) above shall equal the number (including for these purposes fractional shares) obtained by dividing the net asset value per share of the B Sub-Class capital stock, as the case may be, for purposes of sales and redemptions on the conversion date by the net asset value per share of the A Sub-Class capital stock for purposes of sales and redemptions thereof on the conversion date.

                  (g) The holders of each Class or Sub-Class of capital stock classified or designated by these Articles Supplementary shall have such rights to exchange their shares for stock of any other Class or Sub-Class or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of the NASD, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

         FIFTH: The shares aforesaid have been duly classified or reclassified by the Corporation's Board of Directors pursuant to authority and power contained in Article V of the Corporation's Charter.

         SIXTH: Any class of capital stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes." Any sub-class of any Class of capital stock shall be referred to herein individually as a "Sub-Class" and collectively, together with any further sub-classes from time to time established, as "Sub-Classes."

         IN WITNESS WHEREOF, Salomon Brothers Series Funds Inc has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 6th day of September, 2001.

         The Officer of the Corporation who executed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                                      SALOMON BROTHERS SERIES FUNDS INC



                                      By: /s/ Heath McLendon
                                         -------------------------------------
                                          Heath McLendon, President
(SEAL)

WITNESS:



/s/ William Renahan
----------------------------
William Renahan
Assistant Secretary